1

                              ACQUISITION AGREEMENT

     THIS ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION (hereinafter the Agreement) is made and entered into as of the 30 day of June, 2000 by and between TRIAD INDUSTRIES, INC., a Nevada corporation (hereinafter TRIAD) and NORTHWEST MEDICAL CLINIC, INC., a Georgia corporation (hereinafter NWC) AMERIMED of Georgia, a Georgia corporation (hereinafter AMED) and FLORIMED OF TAMPA, INC., a Florida corporation (hereinafter FMED).

                                    RECITALS

     WHEREAS, TRIAD desired to acquire from NWC certain designated assets, subject to certain liabilities, in exchange solely to 895,200 shares of authorized but previously unissued TRIAD common stock, par value one mil $.001; and WHEREAS TRIAD desired to acquire from AMED and FMED certain designated assets, in exchange solely for 346,600 and 221,502 shares respectively of authorized but previously unissued TRIAD common stock, par value one mil $.001; WHEREAS, the parties hereto desire to reorganize the management and operations of TRIAD to include the NWC. NOW, THEREFORE, in consideration of the premises and mutual representation, warranties, and covenants herein contained, the parties agree as follows:
                                    ARTICLE 1

                       ACQUISITION AND EXCHANGE OF SHARES

SECTION 1.1 Acquisition. The parties hereto agree that this Agreement shall replace and supersede the Letter of Intent executed by the parties on May 18, 2000. The parties hereby agree that TRIAD shall acquire from NWC, AMED, and FMED and NWC, AMED, and FMED shall assign and transfer to TRIAD all rights, titles and interest in those specific assets designated and more completely described in Exhibit 1.1 annexed hereto and by this reference made a part of. TRIAD further agrees to assume and become obligated to those specific liabilities , debts, obligations and encumbrances of NWC, AMED, and FMED that are specifically set forth and more specifically described in Exhibit 4.3 annexed hereto and by this reference made a part hereof and which liabilities, debts, obligations and encumbrances NWC, AMED, and FMED agrees to fully assume become obligated to. In exchange for the acquisition of the assets from NWC , subject to liabilities, TRIAD agrees to issue to NWC eight hundred ninety five thousand two hundred (895,200) shares of authorized but previously unissued shares of TRIAD common stock, par value one mil ($.001), said shares to be issued directly to NWC and pursuant to the terms and conditions set forth herein. In exchange for the acquisition of assets from AMED and FMED, TRIAD agrees to issue to AMED three hundred forty six thousand six hundred (346,600) and FMED two hundred twenty one thousand five hundred two (221,502). The parties hereto agree further that the business and management of NWC shall be reorganized and that TRIAD shall hereinafter become engaged in the business of developing and marketing certain medical care as Northwest Medical Clinic, Inc.

SECTION 1.2 Issuance of Shares

     (a) Upon the Closing of this Agreement, TRIAD shall cause to be issued and delivered to NWC, stock certificates representing 895,200, to AMED stock certificates representing 346,600, and to FMED stock certificates representing 221,502, shares of common stock of TRIAD, par value $0.001 per share.

     (b) The shares of TRIAD Common Stock to be issued hereunder shall be authorized but previously unissued shares of TRIAD Common Stock and shall be issued directly to and in the name of the shareholders of NWC The shares of TRIAD Common Stock to be issued hereunder shall be authorized but previously unissued shares of TRIAD Common Stock and shall be issued directly to the corporations of AMED and FMED.

     (c) All shares of TRIAD Common Stock to be issued hereunder are deemed "restricted securities" as defined by Rule 144 of the Securities Act of 1933, as amended ("the 1933 Act"), and NWC, AMED, and FMED shall represent that they are acquiring said shares for investment purposes only and without the intent to make a further distribution of the shares until such time as appropriate regulatory approval for any such distribution has been properly obtained. All shares of TRIAD Common Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the 1933 Act, under Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

     (d) NWC, AMED, and FMED agree that in the event it decides to distribute to its shareholders the TRIAD shares to be acquired hereby, either in part or in whole, NWC, AMED, and FMED will make all necessary and requisite filing with the appropriate state and federal agencies to register such distribution under the applicable securities laws.


SECTION 1.3 Closing. The closing of this Agreement and the transactions contemplated hereby (the "Closing") shall take place on the 30 day of June, 2000 (the "Closing Date"), at a time and place to be mutually agreed upon by the parties hereto, and shall be subject to the provisions of ARTICLE X of this Agreement. At the Closing:

     (a) NWC, AMED, and FMED shall cause to be delivered to TRIAD fully executed instruments of conveyance which when executed and delivered to TRIAD, shall immediately convey and transfer to TRIAD, all of NWC, AMED, and FMED interest in the assets set forth in Exhibit 1.1;

     (b) TRIAD shall take all necessary and appropriate actions and execute all necessary and appropriate documents to assume completely and become obligated to all liabilities, debts, obligations and/or other encumbrances of NWC, AMED, and FMED and otherwise set forth in Exhibit 4.3 annexed hereto;

     (c) TRIAD shall deliver to NWC, AMED, and FMED, certificates representing an aggregate of 1,463,307 shares of TRIAD Common Stock and which certificates shall bear a standard restrictive legend in the form customarily used with restricted securities;

     (d) TRIAD shall deliver an Officer's  Certificate  as described in Sections
9.1 and 9.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by TRIAD are true and correct as of, or have been fully performed and complied with by the Closing Date; and

     (e) NWC, AMED, and FMED shall deliver an Officer's Certificate as described in Sections 8.1 and 8.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by NWC, AMED, and FMED are true and correct as of, or have been fully performed and complied with by, the Closing Date;

SECTION 1.4 NWC, AMED, and FMED Special Meeting of Shareholders. In anticipation of this Agreement, Northwest Medical Clinic, Inc., AMERIMED of Georgia, Inc., and FLORIMED of Tampa, Inc., shall hold Special Meetings of Shareholders in lieu of Annual Meeting of Shareholders on May 20, 2000 in order to transact certain business related to the ratification of this Agreement, including, but limited to (I) ratification of a proposal to amend the Articles of Incorporation of NWC authorizing the recapitalization of the number of shares authorized to not less than 3,000,000 at a par value of $1.00 per share, (II) electing a new Board of Directors consisting of William Byrd, Richard Furlong, and Linda Bryson, and
(III) ratification of this Agreement and the transactions contemplated hereby.


SECTION 1.5 Consummation of Transaction. If, at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon TRIAD will file the necessary documents that may be required by the State of Nevada , Georgia, and Florida.
                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF TRIAD

         TRIAD hereby represents, warrants and agrees that:

SECTION 2.1 Organization of TRIAD. TRIAD is a Nevada corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. There are corporations or other entities with respect to which (i) TRIAD owns all of the outstanding stock or other interest, or (ii) TRIAD may be deemed to be in control because of factors or relationships other that the quantity of stock or other interest owned. TRIAD has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of TRIAD, enforceable against TRIAD in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

SECTION 2.2 Capitalization of TRIAD. The authorized capital stock of TRIAD currently consists of 50,000,000 shares of Common Stock, par value $.001 per share, of which 6,403,418 shares are presently issued and outstanding , and 10,000,000 shares of Preferred Stock, par value one dollar ($1.00) per share, 850,000 of which are presently issued and outstanding. All issued and outstanding shares of common stock of TRIAD have been duly authorized and validly issued and are fully paid and non-assessable. There are no options, warrants, rights, calls, commitments or agreements of any character obligating TRIAD to issue any shares of its capital stock or any security representing the right to purchase or otherwise receive any such stock. Shares of TRIAD Common Stock to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued, fully paid and non-assessable.

SECTION 2.3 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of TRIAD and all amendments thereto, have been or will be delivered to NWC, AMED, and FMED prior to the Closing, and certified copies of the TRIAD Articles of Incorporation and By-Laws are annexed hereto as Exhibit
2.3 and by this reference made a part hereof.

SECTION 2.4 Financial Statements. TRIAD's certified financial statements for the period ending December 31, 1998, December 31, 1999 and March 31, 2000 unaudited, a copy of which is annexed hereto as Exhibit 2.4 and by this reference made a part hereof, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods covered by such statements, and fairly present, in accordance with generally accepted accounting principles, the financial condition of TRIAD, and results of its operations for the periods covered thereby. Except as otherwise disclosed to NWC, AMED, and FMED in writing and as set forth herein, there has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of TRIAD taken as a whole from that reflected in the financial statements referred to in this Section 2.4, of which NWC, AMED, and FMED based its decision to enter into this Agreement.

SECTION 2.5 Absence of Certain Changes or Events. Since the date of the TRIAD financial report for the period ending December 31, 1999, and except as disclosed otherwise herein, TRIAD has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct or indirect, (iii) incurred or suffered to be incurred any liability or obligation whatsoever, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared or made any dividend, payment or distribution to stock holders or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock, or (vii) entered into any agreement or transaction except in connection with the execution and performance of this Agreement.

SECTION 2.6 Assets and Liabilities. TRIAD has good and marketable title to all of its assets and property, free and clear of any and all liens, claims and encumbrances, except as may be otherwise explicitly set forth herein. As of date hereon, TRIAD does not have any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are not fully reflected in the TRIAD Balance Sheet dated December 31, 1999 except as may be explicitly set forth herein.

SECTION 2.7. Tax Returns and Payments. All of TRIAD's tax returns (federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority. TRIAD has paid all taxes to be due on said returns, any assessments made against TRIAD and all other taxes, fees and similar charges imposed on TRIAD by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

SECTION 2.8 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by TRIAD or the consummation by it of the transactions contemplated hereby.

SECTION 2.9 Compliance with Law and Government Regulations. TRIAD is in compliance with and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

SECTION 2.10 Litigation. There is no litigation, arbitration, proceeding or investigation pending or threatened to which TRIAD is a party or which may result in any material change in the business or condition, financial or otherwise, of TRIAD or in any of its properties or assets, or which might result in any liability on the part of TRIAD or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of TRIAD, there is no basis for any such litigation, arbitration, proceeding or investigation.

SECTION 2.11 Investigation of Financial Condition. In addition to making available for review by NWC, AMED, and FMED all financial statements, books and records of TRIAD, and without in any manner reducing or otherwise mitigating the representations contained herein, NWC, AMED, and FMED shall have the opportunity to meet with TRIAD's accountants and attorneys to discuss the financial condition of TRIAD and to make whatever further independent investigation deemed necessary and prudent.

SECTION 2.12 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of TRIAD is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.

SECTION 2.13 Authority. TRIAD and its Board of Directors shall have approved this Agreement and the transactions contemplated hereby prior to the Closing and duly authorized the execution and delivery hereof. TRIAD has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

SECTION 2.14 Full Disclosure. None of the representations and warranties made by TRIAD herein, or in any exhibit, certificate or memorandum furnished or to be furnished by TRIAD on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                                   ARTICLE III

                               COVENANTS OF TRIAD

SECTION 3.1 Conduct Prior to the Closing. Between the date hereof and the Closing:

     (a) TRIAD will not enter into any agreement, contract or commitment, whether written or oral, or engage in any transaction, without the knowledge and prior written consent of NWC, AMED, and FMED;

     (b) TRIAD will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of NWC, AMED, and FMED;

     (c) TRIAD will not authorize, issue, sell, purchase or redeem any shares of its capital stock without the prior written consent of NWC, AMED, and FMED;

     (d) TRIAD will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to NWC, AMED, and FMED in connection with any such requirements imposed upon the parties hereto in connection therewith;

     (e) TRIAD will not incur any indebtedness for money borrowed, or issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount or enter into any other transaction other than in the regular course of business, except to comply with the terms of this Agreement, without the consent of NWC, AMED, and FMED;

     (f) TRIAD shall grant to NWC, AMED, and FMED and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to NMC GROUP and such representatives all information relating to TRIAD as NWC, AMED, and FMED may reasonably request; and

     (g) Except for the transactions contemplated by this Agreement, TRIAD will conduct its business in the normal course, and shall not sell, pledge or assign its assets without the prior written consent of NWC, AMED, and FMED.

SECTION 3.2 Affirmative Covenants. Prior to Closing, TRIAD will do the following:

     (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in this Agreement;

     (b) Call for and properly hold a meeting of its Board of Directors for the purpose of conducting the business and ratifying those proposals as set forth in
Section 1.4 above.

     (c) Promptly notify NWC, AMED, and FMED in writing of any material adverse change in the financial condition, business, operations or key personnel of TRIAD, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement or in an exhibit annexed hereto and made a part hereof; and

     (d) Reserve, and promptly after the Closing, issue and deliver to NWC, AMED, and FMED or its designees the number of shares of TRIAD Common Stock required hereunder; and

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF NMC GROUP

         NWC, AMED, and FMED hereby represents, warrants and agrees that:

SECTION 4.1  Organization  of NWC,  AMED,  and FMED.  NWC is  Northwest  Medical
Clinic, Inc., a Georgia corporation, AMED is AMERIMED of Georgia, Inc., a Georgia corporation and FMED is, Florimed of Tampa, a Florida corporation, the latter two corporations are considered affiliates. Each corporation is duly organized, validly existing and in good standing in each respective state, is duly qualified and in good standing in each jurisdiction.

SECTION 4.2 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of NWC, AMED, and FMED and its affiliates and all amendments thereto, have been or will be delivered to TRIAD prior to the Closing.

SECTION 4.3 Financial Statements/Assets and Liabilities. NWC, AMED, and FMED has good and marketable title to all of the assets to be transferred and delivered to TRIAD hereunder, free and clear of any and all liens, claims and encumbrances, except as may be otherwise set forth herein and in its financial statements and further set forth in Exhibit 4.3 annexed hereto and by this reference made a part hereof.

SECTION 4.4 Tax Returns and Payments. All of NWC, AMED, and FMED tax returns (federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority. NWC, AMED, and FMED have paid all taxes to be due on said returns, any assessments made against NWC, AMED, and FMED and all other taxes, fees and similar charges imposed on NMC GROUP by any governmental authority (other than those, the NWC, AMED, and FMED amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

SECTION 4.5 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by NMC GROUP or the consummation by it of the transactions NWC, AMED, and FMED contemplated hereby.

SECTION 4.6 Compliance with Law and Government Regulations. NMC GROUP and NWC, AMED, and FMED affiliates is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, affecting its properties and operations, imposed by the United States of America, and any state or foreign country or government to which NWC, AMED, and FMED is subject.

SECTION 4.7 Litigation. There is no litigation, arbitration, proceeding or investigation pending or threatened to which NWC, AMED, and FMED are a party or which may result in any material change in the business or condition, financial or otherwise, of NWC, AMED, and FMED or in any of its properties or assets, or which might result in any liability on the part of NWC, AMED, and FMED or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of NWC, AMED, and FMED, there is no basis for any such litigation, arbitration, proceeding or investigation.

SECTION 4.8 Investigation of Financial Condition. In addition to making available for review by TRIAD all financial statements, books and records of TRIAD, and without in any manner reducing or otherwise mitigating the representations contained herein, TRIAD shall have the opportunity to meet with NWC, AMED, and FMED accountants and attorneys to discuss the financial condition of NWC, AMED, and FMED and to make whatever further independent investigation deemed necessary and prudent.




SECTION 4.9 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of NWC, AMED, and FMED are required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.

SECTION 4.10 Authority. NWC, AMED, and FMED and its shareholders shall have approved this Agreement and the transactions contemplated hereby prior to the Closing and duly authorized the execution and delivery hereof. NWC, AMED, and FMED has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. Those persons executing this Agreement represent that they have received the authority to act on behalf of and for the shareholders of NWC, AMED, and FMED and that in the event additional shareholder approvals are required, such approvals will be obtained at the next scheduled annual meeting of NWC, AMED, and FMED shareholders.

SECTION 4.11 Investment Purpose. NWC, AMED, and FMED hereby represents that it is acquiring the shares of TRIAD Common Stock to be issued hereunder for investment purposes only and not with a view for further distribution or resale. NWC, AMED, and FMED further represents and acknowledges that the TRIAD shares issued hereunder are "restricted securities" and may not be sold, traded or otherwise transferred without registration under the 1933 Act or exemption therefrom. NWC, AMED, and FMED further represents that in the event it decides to distribute to its shareholders the TRIAD shares to be acquired hereby, either in part or in whole, NWC, AMED, and FMED will make all necessary and requisite filing with the appropriate state and federal agencies to register such distribution under the applicable securities laws.

SECTION 4.12 Full Disclosure. None of the representations and warranties made by NMC GROUP herein, or in any exhibit, certificate or memorandum furnished or to be furnished by TRIAD, on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

                                    ARTICLE V

                             COVENANTS OF NMC GROUP

SECTION 5.1       Conduct Prior to Closing.  Between the date hereof and the
                  Closing:
     (a) NWC, AMED, and FMED will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any transaction, without the prior written consent of TRIAD;

     (b) NWC, AMED, and FMED will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of TRIAD;

     (c) Except within the regular course of business, NWC, AMED, and FMED will not incur any indebtedness for money borrowed or issue to sell any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, with the prior written consent of TRIAD;

     (d) NWC, AMED, and FMED will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to TRIAD in connection with any such requirements imposed upon the parties hereto in connection therewith; and

     (e) NWC, AMED, and FMED shall grant to TRIAD and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to TRIAD and such representatives all information relating to NWC, AMED, and FMED as TRIAD may reasonably request.

SECTION 5.2 Affirmative Covenants. Prior to Closing, NMC GROUP will do the following:

     (a) Obtained the approval of its Board of Directors and shareholders to proceed with this Agreement and obtain any further shareholder approvals, which may be required, at the next scheduled annual meeting of NWC, AMED, and FMED shareholders;

     (b) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in the Agreement; and

     (c) Promptly notify TRIAD in writing of any materially adverse change in the financial condition, business, operations or key personnel of NWC, AMED, or FMED, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.1 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense or as otherwise agreed to herein.

SECTION 6.2 Brokers and Finders. Each of the parties hereto represents, as to itself, that with the exception of the consideration and additional shares of TRIAD Common Stock to be paid and issued pursuant to the Letter of Intent , dated May 18, 2000 annexed hereto as Exhibit 6.2 and by this reference made a part hereof, and to which TRIAD acknowledges and agrees fulfill the terms thereof, no other agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

SECTION 6.3 Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of TRIAD or NWC, AMED, or FMED as the case may be, shall take all such necessary action.

SECTION 6.4 Indemnification. Each party to this Agreement hereby agrees to defend and hold the other party harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any material breach of, or failure by the party to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by the party under this Agreement.

                                   ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

The obligations of the parties under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions:

SECTION 7.1 Legal Action. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of this Agreement or any of the transactions contemplated by this Agreement shall have been issued and remain in effect.

SECTION  7.2  Absence  of   Termination.   The  obligations  to  consummate  the
transactions  contemplated  hereby  shall not have  been  canceled  pursuant  to
Article X hereof.

SECTION 7.3 Required Approvals. TRIAD and NWC, AMED, and FMED shall have received all such approvals, consents, authorizations or modifications as may be required to permit the performance by TRIAD and NWC, AMED, and FMED of the respective obligations under this Agreement, and the consummation of the transactions herein contemplated, whether from governmental authorities or other persons and TRIAD and NWC, AMED, and FMED shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.

SECTION 7.4 Blue Sky Compliance. There shall have been obtained any and all permits, approvals and consents of the Securities or "Blue-Sky" Commissions of any jurisdictions, and of any other governmental body or agency, which respective counsel for TRIAD and NWC, AMED, and FMED may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement may be in compliance with all applicable laws.

                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF NMC GROUP

All obligations of TRIAD under this Agreement are subject to the fulfillment and satisfaction by NWC, AMED, and FMED prior to or at the time of the Closing, of each of the following conditions, any one or more of which may be waived by TRIAD.

SECTION  8.1   Representations   and  Warranties   True  at  the  Closing.   All
representations and warranties of NWC, AMED, and FMED contained in this Agreement will be true and correct at and as of the time of the Closing, and NWC, AMED, and FMED shall have delivered to TRIAD a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to TRIAD, and signed, in the case of NWC, AMED, and FMED, by its president and secretary.

SECTION 8.2 Performance. The obligations of NWC, AMED, and FMED to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and NWC, AMED, and FMED shall have delivered to TRIAD a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to TRIAD.

SECTION 8.3 Authority. All action required to be taken by, or on the part of NWC, AMED, and FMED and its shareholders, if required, to authorize the execution, delivery and performance of this Agreement by NWC, AMED, and FMED and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

SECTION 8.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of NWC, AMED, and FMED or any event or condition of any character adversely affecting NWC, AMED, and FMED, and it shall have delivered to TRIAD, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to TRIAD and signed, in the case of NWC, AMED, and FMED, by its president and secretary.







                                   ARTICLE IX

                CONDITIONS PRECEDENT TO OBLIGATIONS OF NMC GROUP

All obligations of NWC, AMED, and FMED under this Agreement are subject to the fulfillment and satisfaction by TRIAD prior to or at the time of the Closing, of each of the following conditions, any one or more of which may be waived by NWC, AMED, and FMED.

SECTION 9.1 Representations and Warranties True at the Closing. All representations and warranties of TRIAD contained in this Agreement will be true and correct at and as of the time of the Closing, and TRIAD shall have delivered to NWC, AMED, and FMED a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to NWC, AMED, and FMED , and signed, in the case of TRIAD, by its president and secretary.

SECTION 9.2 Performance. Each of the obligations of TRIAD to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time of Closing, and TRIAD shall have delivered to NWC, AMED, and FMED a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to NWC, AMED, and FMED and signed, in the case of TRIAD by its president and secretary.

SECTION 9.3 Authority. All action required to be taken by, or on the part of TRIAD to authorize the execution, delivery and performance of this Agreement by TRIAD and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

SECTION 9.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of TRIAD or any event or condition of any character adversely affecting TRIAD, and it shall have delivered to NWC, AMED, and FMED, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to NWC, AMED, and FMED and signed, in the case of TRIAD, by its president and secretary.

                                    ARTICLE X

                                   TERMINATION

SECTION 10.1 Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated:

     (a) By mutual agreement of the parties hereto at any time prior to Closing;

     (b) By the board of directors of TRIAD at any time prior to the closing in the event:
     (i) a condition to performance by TRIAD under this Agreement or a covenant of NWC, AMED, and FMED contained herein shall not be fulfilled on or before the time of the Closing or at such other time and date specified for the fulfillment for such covenant or condition; or

     (ii) a material default or breach of this Agreement shall be made by NWC, AMED, and FMED; or

     (iii) the Closing shall not have taken place on or prior to June 30, 2000.

     (c) By the board of directors of NWC, AMED, and FMED at any time prior to the closing in the event:

     (i) a condition to NWC, AMED, and FMED performance under this Agreement or a covenant of TRIAD contained in this Agreement shall not be fulfilled on or before the Closing or at such other time and date specified for the fulfillment of such covenant or conditions;

     (ii) a material default or breach of this Agreement shall be made by TRIAD; or

     (iii) the Closing shall not have taken place on or prior to June 30, 2000.

SECTION 10.2 Effect of Termination. If this Agreement is terminated, this Agreement, except as to Sections 11.1, 11.2, shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders; provided however, that in the case of a Termination without cause by a party or a termination pursuant to Sections 10.1(b) (i) or 10.1 (c) (i) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement.

SECTION 10.3 Recision. In the event that prior to June 30, 2000, NWC, AMED, and FMED fails to obtain any and all consents and/or approvals that may be required from the NWC, AMED, and FMED shareholders or any regulatory authority for the approval and ratification of this Agreement, then this Agreement shall be rescinded and become null and void with the result that all shares of TRIAD Common Stock issued to NWC, AMED, and FMED hereunder are to be deemed canceled and no longer outstanding on the transfer records of TRIAD and that those assets set forth in Exhibit 1.1 hereto shall be returned to NWC, AMED, and FMED.

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1 Cost and Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such expenses. In the event of any termination of this Agreement pursuant to Section 10.1 or 10.3, subject to the provisions of Section 11.2, NWC, AMED, and FMED and TRIAD will each bear their own respective expenses.

SECTION 11.2 Extension of Time: Waivers. At any time prior to the Closing date:

     (a) TRIAD may (i) extend the time for the performance of any of the obligations or other acts of NWC, AMED, and FMED, (ii) waive any inaccuracies in the representations and warranties of NWC, AMED, and FMED contained herein or in any document delivered pursuant hereto by NWC, AMED, and FMED and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by NWC, AMED, and FMED. Any agreement on the part of TRIAD to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of TRIAD;

     (b) NWC, AMED, and FMEDmay (i) extend the time for the performance of any of the obligations or other acts of TRIAD, (ii) waive any inaccuracies in the representations and warranties of TRIAD contained herein or in any document delivered pursuant hereto by TRIAD and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by TRIAD. Any agreement on the part of NWC, AMED, and FMED to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of NWC, AMED, and FMED;

SECTION 11.3 Notices. Any notice to any party hereto pursuant to this Agreement shall be given by Certified or Registered Mail, addressed as follows:

                         NORTHWEST MEDICAL CLINIC, INC.
                                2430 Herodian Way
                                Smyrna, GA 30080

                                   TRIAD, INC.
                       16935 West Bernardo Drive, Ste. 232
                               San Diego, CA 92127


     Additional notices are to be given to each party, at such other address should be designated in writing comply as to delivery with the terms of this
Section 11.3. All such notices shall be effective when sent, addressed as aforesaid.

SECTION 11.4 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and designees. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

SECTION 11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

SECTION 11.6 Severability. The parties hereto agree and affirm that none of the provisions herein is dependent upon the validity of any other provision, and if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

SECTION 11.7 Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement.

SECTION 11.8 Governing Law. This Agreement shall be governed by the laws of the State of Nevada. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Nevada and in no other place.

SECTION 11.9 Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing and the delivery of the shares of TRIAD Common Stock transferred hereunder at the Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

SECTION 11.10 Assignability. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties.

SECTION 11.11 Amendment. This Agreement may be amended with the approval of the boards of directors of TRIAD and NWC, AMED, and FMED at any time before or after approval thereof by directors of TRIAD, if required, and NWC, AMED, and FMED ; but after such approval by the TRIAD directors, no amendment shall be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.


IN WITNESS WHEREOF, the parties hereto have executed and delivered this Acquisition Agreement in a manner legally binding upon them as of the date first above written.

TRIAD
TRIAD INDUSTRIES, INC.                     ATTEST:





By:  /S/ Gary DeGano                      /S/ Michael Kelleher
Its: President                            Secretary


NWC
NORTHWEST MEDICAL CLINIC                    ATTEST


By: /S/ J. Wm. Byrd                        /S/ Richard A. Furlong
Its: President                             Secretary


AMERIMED OF GEORGIA                        ATTEST:


By: /S/ J. Wm. Byrd                        /S/ Richard A. Furlong
Its: President                             Secretary




FLORIMED OF TEMPA                           ATTEST:


By: /S/ Richard A. Furlong                  /S/ J. Wm. Byrd
Its: President                              Secretary







                                   CERTIFICATE

                                       OF

                            AMERIMED OF GEORGIA, INC.



     The undersigned, J. Wm. Byrd and Richard A. Furlong hereby certify that they are the President and Secretary respectively, of AMERIMED OF GEORGIA, a Georgia corporation and further certify as follows:

     1. That the representations and warranties of AMERIMED OF GEORGIA contained in the Acquisition Agreement (the "Agreement") by and between TRIAD, a Nevada corporation, and AMERIMED OF GEORGIA are true and correct at and as of the date hereof.

     2. The obligations and covenants of AMERIMED OF GEORGIA to be performed and observed on or before the Closing as defined in the Agreement have been duly performed and observed.

     3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of the Company or any event or condition of any character adversely affecting the Company.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this day 30 of June , 2000.



                                                 AMERIMED OF GEORGIA, INC.


                                                 By: /S/ J. Wm. Byrd
                                                 J. W. M. Byrd, President



                                                 By: /S/Richard A. Furlong
                                                 Richard A. Furlong, Secretary



                                   CERTIFICATE

                                       OF

                         NORTHWEST MEDICAL CLINIC, INC.



The undersigned, J. Wm. Byrd and Richard A. Furlong hereby certify that they are the President and Secretary respectively, of NORTHWEST MEDICAL CLINIC, a Georgia corporation and further certify as follows:

     1. That the representations and warranties of NORTHWEST MEDICAL CLINIC contained in the Acquisition Agreement (the "Agreement") by and between TRIAD, a Nevada corporation, and NORTHWEST MEDICAL CLINIC are true and correct at and as of the date hereof.

     2. The obligations and covenants of NORTHWEST MEDICAL CLINIC to be performed and observed on or before the Closing as defined in the Agreement have been duly performed and observed.

     3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of the Company or any event or condition of any character adversely affecting the Company.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 30 day of June, 2000.


                                              NORTHWEST MEDICAL CLINIC, INC.


                                              By: /S/ J. Wm. Byrd
                                              J. W. M. Byrd, President


                                              By:/S/ Richard  A. Furlong
                                              Richard A. Furlong, Secretary


                                   CERTIFICATE

                                       OF

                             FLORIMED OF TAMPA, INC.



The undersigned, J. Wm. Byrd and Richard A. Furlong hereby certify that they are the President and Secretary respectively, of FLORIMED OF TAMPA, a Florida corporation and further certify as follows:

     1. That the representations and warranties of FLORIMED OF TAMPA contained in the Acquisition Agreement (the "Agreement") by and between TRIAD, a Nevada corporation, and FLORIMED OF TAMPA are true and correct at and as of the date hereof.

     2. The obligations and covenants of FLORIMED OF TAMPA to be performed and observed on or before the Closing as defined in the Agreement have been duly performed and observed.

     3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of the Company or any event or condition of any character adversely affecting the Company.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 30 day of June, 2000.


                                               FLORIMED OF TAMPA, INC.


                                               By:/S/ Richard A. Furlong
                                               Richard A. Furlong, President



                                               By:  /S/ J. Wm. Byrd
                                               J. Wm. Byrd, Secretary






                                   CERTIFICATE

                                       OF

                                   TRIAD, INC.



The undersigned, Gary DeGano and Michael Kelleher hereby certify that they are the President and Secretary respectively, of TRIAD, INC., a Nevada corporation ("TRIAD") and further certify as follows:

     1. That the representations and warranties of TRIAD contained in the Acquisition Agreement (the "Agreement") by and between TRIAD and Northwest Medical Clinic, Inc., AMERIMED of Georgia, Inc., and Florimed of Tampa, Inc., are true and correct at and as of the date hereof.

     2. The obligations and covenants of TRIAD to be performed and observed on or before the Closing as defined in the Agreement have been duly performed and observed.

     3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of TRIAD or any event or condition of any character adversely affecting TRIAD.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this day 30 of June, 2000.


                                                     TRIAD, INC.


                                                     By:  /S/ Gary DeGano
                                                      Gary DeGano, President



                                                     By:/S/ Michael Kelleher
                                                     Michael Kelleher, Secretary